Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of December 5, 2023, is made by and among Ascend Global Investment Fund SPC, a segregated portfolio company incorporated under the laws of the Cayman Islands, for and on behalf of Strategic SP (“Ascend”), BEP Special Situations IV LLC, a Delaware limited liability company (“BEP”) and 5E Advanced Materials, Inc., a company incorporated under the laws of the State of Delaware (the “Company”).

WHEREAS, this Agreement is being entered into in connection with the Restructuring Support Agreement to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Restructuring Support Agreement”) among the Company Parties (as defined in the Restructuring Support Agreement) and the Consenting Parties (as defined in the Restructuring Support Agreement) and the transactions contemplated by the Out-of-Court Restructuring (as defined in the Restructuring Support Agreement) (“Transactions”);

WHEREAS, Ascend is entering into the Debt Commitment Letter (as defined herein) in connection with the Restructuring Support Agreement, pursuant to which Ascend will purchase the Ascend Notes (as defined herein) on the terms and conditions set forth therein;

WHEREAS, in connection with the Committed Placement (as defined in the Restructuring Support Agreement), Ascend shall subscribe for and purchase the Ascend Subscription Shares (as defined herein) for the Ascend Purchase Price, and the Company shall issue and sell the Ascend Subscription Shares to Ascend in consideration of the payment of the Ascend Purchase Price therefor by or on behalf of Ascend to the Company, all on the terms and conditions set forth herein;

WHEREAS, the issue and sale of the Ascend Subscription Shares hereunder shall be made in reliance upon Section 4(a)(2) under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, substantially concurrently with the execution of this Agreement and/or prior to the Closing, Ascend and BEP acknowledge that the Company may enter into separate subscription agreements (“Other Subscription Agreements”) with certain other investors, including 5ECAP, LLC (collectively, the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed or will agree to subscribe for certain shares of common stock of the Company (“Common Stock”) upon Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Definitions. Capitalized terms in this Agreement shall have the meanings given below:
“Affiliates” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Ascend, any investment fund or managed account that is managed and/or advised on a discretionary basis by the same investment manager or beneficial owner as Ascend will be deemed to be an Affiliate of Ascend. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Amended and Restated Note Purchase Agreement” shall have the meaning given to it in the Restructuring Support Agreement.
“Amended and Restated Investor Rights and Registration Rights Agreement” shall have the meaning given to it in the Restructuring Support Agreement.
“Anti-Corruption Laws” are any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.
“Anti-Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the laws, regulations, and orders administered by OFAC and the U.S. State Department, and similar applicable laws, regulations and directives imposed or enforced by the United Nations Security Council, European Union, United Kingdom and Australia.
“Ascend Purchase Price” shall mean $10,000,000 less the aggregate purchase price (if any) actually paid at or prior to the Closing by any Affiliates of Ascend pursuant to Section 2 of this Agreement and/or by 5ECAP, LLC to the Company pursuant to the Other Subscription Agreements, provided always that if the aggregate purchase price actually paid by 5ECAP, LLC pursuant to the Other Subscription Agreements is equal to or more than $5,000,000, the Ascend Purchase Price shall only be $5,000,000.
“Ascend Equity Placement Fee Shares” shall mean a number of shares of Common Stock equal to (a) 10% of the shares of Common Stock subscribed for by Ascend pursuant to this Agreement and (b) 10% of the shares of Common Stock subscribed for by any Affiliates of Ascend pursuant to Section 2 of this Agreement, rounded to the nearest whole number.
“Ascend Notes” means the aggregate principal amount of BEP Notes actually purchased from BEP by Ascend (together with any additional interest accrued and paid-in-kind between the date of this Agreement and the Closing Date) in connection with the Amended and Restated Note Purchase Agreement and the Restructuring Support Agreement.
“Ascend Shares” shall mean the Ascend Subscription Shares and the Ascend Equity Placement Fee Shares.
“Ascend Subscription Shares” shall mean the number of shares of Common Stock equal to the Ascend Purchase Price divided by the Per Share Purchase Price, rounded to the nearest whole number.
“Ascend Purchase Price” shall have the meaning given to it in Section 2.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.
“BEP Notes” means the convertible notes of the Company issued on August 26, 2022 and maturing August 15, 2027, issued in connection with the Note Purchase Agreement.
“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise the subject of Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named on any OFAC List or other similar list.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.
“Closing Date” the date on which Closing occurs.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Debt Commitment Letter” shall have the meaning given to it in the Restructuring Support Agreement.
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fort Cady Borate Project” means the Company’s mining project in San Bernardino County, California, as described in the Company SEC Documents.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization.
“Intellectual Property” means all the right, title and interest of the Company or any of its Subsidiaries in and to the following: (a) its Copyrights, Trademarks and Patents; (b) any and all trade secrets, trade secret rights and corresponding rights in confidential information and other non-public or proprietary information (whether or not patentable), including, without limitation, any rights to unpatented inventions, know-how, operating manuals; ideas, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (c) any and all Technology, including Software; (d) any and all design rights which may be available to the Company or any of its Subsidiaries; (e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and (f) any and all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Knowledge” means to the “best of” the Company’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.
“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the United States Bankruptcy Court).
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Material Adverse Effect” shall mean, with respect to any event, occurrence or condition, (a) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated by this Agreement, (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (other than as arising from, or relating to, the failure by Ascend or its Affiliates to perform their obligations under this Agreement); provided, however, that the determination of whether, there has been or will be a Material Adverse Effect shall not include any event, circumstance, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any change, or proposed change in, or change in the interpretation of, any Law or accounting rules, including GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company operates; (iii) general economic, financial, credit, or political conditions, including changes in the credit, debt, securities, financial markets in general; (iv) any geopolitical conditions, outbreak of hostilities, civil unrest or similar disorder, acts of war (whether or not declared), sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, any other natural or man-made disaster or acts of God, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) general changes in the price of the Company’s Common Stock or other securities; (vi) any actions required or permitted by the Note Purchase Agreement, the Restructuring Support Agreement and transactions contemplated thereby, or any action taken, any failure to take action or such other changes or events, in each case, which the Company has consented to in writing, and any effect resulting therefrom; (vii) delay or failure in obtaining, or revocation of, franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (including without limitation any delay or failure with respect to any authorization or modification to any permit with the US Environmental Protection Agency); (viii) any failure by the Company to meet any internal or published projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; (ix) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Restructuring Support Agreement and the transactions contemplated thereby; or (x) any matters, facts, or disclosures set forth in the Company SEC Documents.

“Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Note Purchase Agreement” means the note purchase agreement dated as of August 11, 2022 among 5E Advanced Materials, Inc. as issuer, certain subsidiaries of 5E Advanced Materials, Inc. as guarantors, BEP as purchaser, and Alter Domus (US) LLC as Agent, as may be amended, restated, supplemented, or otherwise modified from time to time, including pursuant to the Standstill Agreement.
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, continuations-in-part, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Per Share Purchase Price” shall mean $1.025 per share of Common Stock.
“Principal Market” shall mean the Nasdaq Stock Market (including the Capital Market, Global Market and/or the Global Select Market).
“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.
“Requirement of Law” shall mean as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean any of the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company acting alone.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source or object code; (b) databases and compilations in any form, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and (d) all related documentation, user manuals, training materials, developer notes, comments and annotations related to any of the foregoing.
“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets exceeds the fair value of such Person’s liabilities, (b) the fair salable value of such Person’s consolidated property exceeds the fair value of such Person’s liabilities, (c) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the Transactions, and (d) such Person is able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance and extensions related thereto).

“Standstill Agreement” means the standstill agreement dated November 9, 2023 by and among the Company, BEP, Alter Domus (US) LLC, Ascend and Mayfair Ventures Pte Ltd in connection with the Note Purchase Agreement.
“Stockholder Approvals” shall have the meaning given to it in the Restructuring Support Agreement.
“Subsidiary” is, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.
“Taxes” means all present or future taxes, VAT, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.
“Trademarks” means any trademarks, service mark rights, trade names and other identifiers indicating the business or source of goods or services, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company and each of its Subsidiaries connected with and symbolized by such trademarks.
“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere, including, for the avoidance of doubt, the goods and services tax under the Australian A New Tax System (Goods and Services Tax) Act 1999.
2.
Subscription; Placement Fee. Upon the terms, and subject to the conditions, of this Agreement, the Company shall issue and sell to Ascend, and Ascend shall purchase the Ascend Subscription Shares from the Company, for the Ascend Purchase Price. If Ascend allocates all or a portion of its commitment to subscribe for the Ascend Subscription Shares to any of its Affiliates pursuant to any subscription agreement entered into between the Company and such Affiliate prior to the Closing: (i) the number of Ascend Subscription Shares to be subscribed for by Ascend hereunder shall be reduced by such number of shares of Common Stock subscribed for by such Affiliates of Ascend; and (ii) the Ascend Purchase Price hereunder shall be reduced by the cash purchase price paid to the Company by such Affiliates of Ascend under such subscription agreement(s) at or prior to the Closing. For the avoidance of doubt, (A) the number of Ascend Subscription Shares to be subscribed for by Ascend, and the corresponding Ascend Purchase Price, shall also be accordingly reduced if Other Subscribers subscribe and pay the cash purchase price for shares of Common Stock pursuant to the Other Subscription Agreements at or prior to the Closing and (B) notwithstanding any subscription agreement entered into by any Affiliates of Ascend or any Other Subscription Agreements, Ascend

shall remain obligated to pay the entire Ascend Purchase Price at or prior to the Closing as set forth in Section 3(a).

In consideration for and subject to Ascend’s purchase of the Ascend Subscription Shares in accordance with the terms and conditions of this Agreement, the Company shall pay an equity placement fee to Ascend by way of the issuance of the Ascend Equity Placement Fee Shares to Ascend upon Closing.

3.
Closing; Delivery of Shares. The closing of the sale and purchase of the Ascend Subscription Shares and the issuance of the Ascend Equity Placement Fee Shares (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions. The Closing shall occur on the third Business Day after the Stockholder Approvals have been obtained.
(a)
No later than 5.00 p.m. (Eastern time) on the Closing Date, Ascend shall pay to the Company the Ascend Purchase Price in cash in immediately available funds to the bank account notified by the Company to Ascend in writing at least three (3) Business Days prior to the Closing Date and transmit notification to the Company that such irrevocable funds transfer has been initiated. Substantially concurrently with the Closing, the Company will, or will cause its transfer agent to, electronically deliver the Ascend Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of Ascend (or its nominee in accordance with its delivery instructions) or to a custodian designated by Ascend, as applicable, or by such other means of delivery as may be mutually agreed upon by the parties hereto. The Company shall deliver evidence from the Company’s transfer agent of the issuance to Ascend of the Ascend Shares ( in book entry form) on and as of the Closing Date, as promptly as practicable after the Closing Date (and in any case, no later than the Business Day after the Closing Date).
(b)
Each of the Company and Ascend shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated by this Agreement.
4.
Conditions to Closing of the Company. The Company’s obligations to sell and issue the Ascend Subscription Shares and the Ascend Equity Placement Fee Shares at the Closing are subject to the fulfilment or (to the extent permitted by any Requirement of Law) written waiver by the Company and BEP, on or prior to the Closing Date, of each of the following conditions:
(a)
Stockholder Approvals. The Stockholder Approvals shall have been obtained in accordance with Nasdaq Listing Rule 5635 and ASX Listing Rule 7.1.
(b)
Notes Purchase. Ascend’s purchase of the Ascend Notes in accordance with the terms of the Restructuring Support Agreement, the Debt Commitment Letter and the Amended and Restated Note Purchase Agreement.
(c)
Restructuring Support Agreement. The Restructuring Support Agreement shall have become effective and binding upon each of the parties thereto.
(d)
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.
5.
Conditions to Closing of Ascend. Ascend’s obligations to subscribe for and purchase the Ascend Subscription Shares at the Closing are subject to the fulfilment or (to the extent permitted by any Requirement of Law) written waiver by Ascend, on or prior to the Closing Date, of each of the following conditions:
(a)
Stockholder Approvals. The Stockholder Approvals shall have been obtained in accordance with Nasdaq Listing Rule 5635 and ASX Listing Rule 7.1.

(b)
Notes Purchase. Ascend’s purchase of the Ascend Notes in accordance with the terms of the Restructuring Support Agreement, the Debt Commitment Letter and the Amended and Restated Note Purchase Agreement.
(c)
Restructuring Support Agreement. The Restructuring Support Agreement shall have become effective and binding upon each of the parties thereto.
(d)
Investor Rights and Registration Rights Agreement. The Company shall have executed and delivered counterpart signature pages to the Amended and Restated Investor Rights and Registration Rights Agreement in substantially the form set forth in the Restructuring Support Agreement.
(e)
Listing of Common Stock. The shares of Common Stock to be sold by the Company pursuant to this Agreement shall have been approved for listing on the Principal Market, subject to official notice of issuance. There shall be no suspension of the qualification of the Common Stock for offering or sale or trading on the Principal Market and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred.
(f)
Accuracy of Fundamental Representations/Warranties. The representations and warranties in Sections 6(a), 6(b)(i) and 6(d) shall be true, accurate and complete in all respects on the Closing Date. The representations and warranties in Sections 6(b)(ii) and 6(b)(iii) shall be true, accurate and complete in all respects on the Closing Date except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g)
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.
6.
Company Representations and Warranties. The Company represents and warrants to Ascend, as of the date hereof and as of the Closing Date, that:
(a)
Due Organization. The Company and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation. The Company and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)
Authorization; Power and Authority. The execution, delivery and performance by the Company of this Agreement has been duly authorized, and does not (i) conflict with the organizational documents of the Company or its Subsidiaries, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company and its Subsidiaries, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default or material breach under any Material Agreement to which the Company or any of its Subsidiaries, or any of their respective properties, is bound.
(c)
No Default. Neither the Company nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Effect.
(d)
Authorization of the Ascend Shares. The Ascend Shares under this Agreement will be, when issued and delivered against payment therefor as provided herein, duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.
(e)
Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the Subsidiaries of the Company are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Company or its applicable Subsidiary and are free and clear of all Liens (other than Permitted Liens (as defined in the Amended and Restated Note Purchase Agreement) and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law.
(f)
No Australia Operations. Each of the Company and its Subsidiaries are not an Australian land corporation and does not carry on a national security business, as defined in the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisition and Takeovers Regulation 2015 (Cth), and does not hold any mining tenements (including exploration tenements) or mining project in Australia.
(g)
Litigation. Except as otherwise set forth in the Company SEC Documents, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against the Company or any of its Subsidiaries involving more than $1,000,000.
(h)
No Broker’s Fees. None of the Company nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or Ascend for a brokerage commission, finder’s fee or like payment in connection with this Agreement and the transactions contemplated by this Agreement (other than as disclosed in this Agreement and the Other Subscription Agreements).
(i)
Financial Statements; No Material Adverse Effect. All consolidated financial statements for the Company and its consolidated Subsidiaries, filed by it with the SEC fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries, and the consolidated results of operations of the Company and its consolidated Subsidiaries as of and for the dates presented. Except as otherwise set forth in the Company SEC Documents, since June 30, 2023, there has not been any Material Adverse Effect.
(j)
No General Solicitation. Neither the Company nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Ascend Shares in a manner that would require registration of the Ascend Shares under the Securities Act.
(k)
Accredited Investors. Neither the Company nor any of its Subsidiaries has offered or sold any of the Ascend Shares or the shares of Common Stock to be issued under the Other Subscription Agreements to any person or entity whom it does not reasonably believe is an “accredited investor” (as defined in Rule 501(a) of Regulation D).
(l)
Solvency. The Company and each of its Subsidiaries, when taken as a whole, upon consummation of the transactions contemplated by this Agreement will be Solvent.
(m)
No Registration Required. Assuming the accuracy of the representations and warranties of Ascend contained in Section 7(b), the issuance and sale of the Ascend Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative or other agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
(n)
SEC Reports. All forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, collectively the “Company SEC Documents”) have been filed with the SEC on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and/or the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X), and (v) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PWC LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
(o)
Internal Controls. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(p)
Disclosure Controls and Procedures. The Company has established and maintains, and at all times since March 15, 2022, except as disclosed in the Company SEC Documents as of the date hereof, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that are (i) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure and (ii) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the Company management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with the Company management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since March 15, 2022, except as disclosed in the Company SEC Documents as of the date hereof, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
(q)
Regulatory Compliance. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). The Company and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither the Company nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither the Company nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or such Subsidiary or, to the Company’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. The Company and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of the Company, any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ Affiliates or any of their respective directors, officers, employees, or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Law, or (iii) is a Blocked Person. None of the Company, any of its Subsidiaries, or to the Knowledge of the Company and any of their Affiliates, any of their respective directors, officers, employees, or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. The Company, its Subsidiaries and Affiliates, and to the Knowledge of the Company each of their respective directors, officers, employees, or agents are and have been in compliance with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.

(r)
Investments. Neither the Company nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments (as defined in the Amended and Restated Note Purchase Agreement).
(s)
Tax Returns and Payments. The Company and each of its Subsidiaries have timely filed all required material tax returns and reports (or extensions thereof), and the Company and each of its Subsidiaries, have timely paid all material foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by the Company and such Subsidiaries in an amount greater than $200,000, in all jurisdictions in which the Company or any such Subsidiary is subject to Taxes, including the United States and Australia, unless such Taxes are being contested in accordance with the next sentence. The Company and each of its Subsidiaries, may defer payment of any contested Taxes, provided that the Company or such Subsidiary (i) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP. Neither the Company nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of the Company’s or such Subsidiary’s, prior Tax years which could result in additional Taxes in an amount greater than $200,000 becoming due and payable by the Company or its Subsidiaries.

(t)
Pension Contributions. The Company and each of its Subsidiaries have paid all material amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither the Company nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
(u)
Full Disclosure. No written representation, warranty or other statement of the Company or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Ascend, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Ascend, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
(v)
Title Ownership. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its real and personal property material to the operation of its business (including for the avoidance of doubt, all surface properties and associated mineral rights for the Fort Cady Borate Project), free and clear of Liens prohibited by this Agreement. All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.
(w)
Intellectual Property. The Company and its Subsidiaries are the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens (as defined in the Amended and Restated Note Purchase Agreement) and non-exclusive licenses for off-the-shelf software that are commercially available to the public. Each employee and contractor of the Company and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to the Company or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case individually or in the aggregate. No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Company or any of its Subsidiaries or exist to which the Company or any of its Subsidiaries is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.
(x)
Enforceability. This Agreement has been duly authorized by the Company and, upon the consummation of the transactions contemplated by this Agreement, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(y)
Environmental Matters. The Company and its Subsidiaries are and have been in compliance with all laws (including common law), statutes, rules, regulations, ordinances, judgements, orders, or decrees relating to public or worker health and safety (to the extent relating to exposure to any toxic or hazardous substances, materials, or wastes), pollution or protection of the environment or natural resources (“Environmental Laws”) and all permits, licenses, certificates, authorizations, and other approvals required under Environmental Laws (“Environmental Permits”), unless the failure to do so has not resulted or would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received any written notice of any violation of, or liability under, any Environmental Law, the subject of which is unresolved, and there are no pending, or to the Company’s knowledge, threatened actions suits, investigations, or proceedings relating to a violation of, or liability under,

Environmental Laws that has resulted or, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect. There has been no release, treatment, storage, disposal of, exposure of any Person to, or ownership or operation of any contaminated by, any toxic or hazardous materials, substances, or wastes, in each case as has given or would give rise to liability of the Company or its Subsidiaries under Environmental Law, in each case that has resulted or would, individually or in the aggregate, result in a Material Adverse Effect.
(z)
No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted for trading on the Principal Market. The Company is not aware of any circumstances affecting the continued quotation of the Common Stock on the Principal Market and has not received any written notice threatening the continued quotation of the Common Stock on the Principal Market.
7.
Ascend Representations and Warranties. Ascend represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:
(a)
Status. Ascend is an entity duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by Ascend of its obligations hereunder and the consummation by Ascend of the transactions contemplated by this Agreement and thereby have been duly authorized and require no other proceedings on the part of Ascend. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of Ascend or its shareholders. This Agreement has been duly executed and delivered by Ascend and, assuming the execution and delivery hereof and acceptance thereof by other parties, will constitute the legal, valid and binding obligations of Ascend, enforceable against Ascend in accordance with its terms.
(b)
Nature of Investor.
(i)
Ascend is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D. Ascend is subscribing for the Ascend Shares for its own account and not with a view to any resale or distribution thereof. Ascend agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Ascend Shares.
(ii)
Ascend (A) is a sophisticated investor with the knowledge and experience in business and financial matters to enable Ascend to independently evaluate the merits and risks, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has exercised independent judgment in evaluating its participation in the purchase of the Ascend Shares. Further, Ascend is able to bear the economic risk and lack of liquidity of an investment in the Company and the risk of loss of its entire investment in the Company.
(iii)
Ascend or its representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Ascend Shares that have been requested by Ascend. Ascend or its representatives has been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by Ascend or its representatives shall modify, amend or affect Ascend’s right (A) to rely on the Company’s representations and warranties contained in Section 6 above or (B) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Ascend understands and acknowledges that its purchase of the Ascend Shares involves a high degree of risk and uncertainty. Ascend has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Ascend Shares. Ascend acknowledges that this Agreement is the result of arm’s-length negotiations between the Company and Ascend.
(c)
No Public Offering. Ascend understands that the Ascend Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Ascend Shares have not been registered under the Securities Act. Ascend understands that the Ascend Shares may not be resold, transferred, pledged or otherwise disposed of by Ascend absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Ascend Shares shall contain a legend to such effect. Ascend understands and agrees that the Ascend Shares will be subject to the foregoing transfer restrictions and, as a result, Ascend may not be able to readily resell the Ascend Shares and may be required to bear the financial risk of an investment in the Ascend Shares for an indefinite period of time. Ascend understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Ascend Shares.
(d)
Reliance Upon such Purchaser’s Representations and Warranties. Ascend understands and acknowledges that the Ascend Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Ascend set forth in this Agreement in (i) concluding that the issuance and sale of the Ascend Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of Ascend to purchase the Ascend Subscription Shares.
(e)
Sanctions. Ascend is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). Ascend agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Ascend is permitted to do so under applicable law. Ascend represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Ascend maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Ascend also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. Ascend further represents and warrants that, to the extent required by applicable law, Ascend maintains policies and procedures reasonably designed to ensure that the funds held by Ascend and used to purchase the Ascend Subscription Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

8.
Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Restructuring Support Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, or (iii) April 30, 2024 or such later date as may be agreed between Ascend and the Company, provided that nothing herein shall be deemed to release any party from any liability for any breach under this Agreement. For the avoidance of doubt, if any valid termination of this Agreement occurs or if the Company fails to perform its obligations in Section 3(a), in each case, after the payment by Ascend of the Ascend Purchase Price for the Ascend Subscription Shares, the Company shall promptly (but not later than one Business Day thereafter) return the Ascend Purchase Price to Ascend without any deduction for or on account of any tax, withholding, charges or set-off.
9.
Transferability. Neither this Agreement nor any rights that may accrue to any party hereunder (other than the Ascend Shares acquired after the Closing, subject to applicable securities laws) may be transferred or assigned by any party without the prior written consent of the other parties, and any purported transfer or assignment without such consent shall be null and void ab initio.
10.
Further Assurance. Subject to the other terms of this Agreement, the parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, in order to consummate the transactions contemplated by this Agreement, as applicable.
11.
Complete Agreement. Except as otherwise explicitly provided herein and without limiting the Restructuring Support Agreement and the transactions contemplated thereby, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto.
12.
GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.
13.
TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.
Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
15.
Rules of Construction. This Agreement is the product of negotiations among the parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. Each party was represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. Furthermore, this Agreement supersedes all prior understandings, whether written or oral, among the parties hereto with respect to the Transactions and sets forth the entire understanding of the parties hereto with respect thereto; provided, however, that this Agreement shall not supersede any other documents or agreements relating to the transactions contemplated by the Restructuring Support Agreement.
16.
Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any party under this Agreement may not be assigned, delegated, or transferred to any other person or entity. For the avoidance of doubt, except as expressly provided herein, BEP shall not be liable or obligated under this Agreement.
17.
Notices. All notices, consents, waivers and other communications hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice). Any notice given by delivery, mail, or courier shall be effective when received.

If to the Company, to:	5E Advanced Materials, Inc. 9329 Mariposa Road, Suite 210 Hesperia, California 92344 Attention: Paul Weibel E-mail: pweibel@5eadvancedmaterials.com

With a copy (which shall not constitute notice or delivery of process) to:	Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002 Attention: J. Eric Johnson E-mail: jejohnson@winston.com

If to Ascend:

Ascend Global Investment Fund SPC for and on behalf of Strategic SP

1 Kim Seng Promenade

#10-01 East Tower

Great World City

Singapore 237994

Attention: Mulyadi Tjandra and Michelle Tanuwidjaja

E-mail: muljadi.tjandra@ascendcapitals.com, michelle.tanuwidjaja@ascendcapitals.com

With a copy (which shall not constitute notice or delivery of process) to:

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

Attention: Marcus Lee

E-mail: marcus.lee@lw.com

and

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Adam Goldberg and George Klidonas

E-mail: adam.goldberg@lw.com; george.klidonas@lw.com

If to BEP:	BEP Special Situations IV LLC 300 Crescent Court, Suite 1860

Dallas, Texas 75201 Attention: Jonathan Siegler E-mail: jasiegler@bluescapegroup.com

With a copy (which shall not constitute notice or delivery of process) to:	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Brian E. Schartz, P.C. and Allyson B. Smith E-mail: brian.schartz@kirkland.com; allyson.smith@kirkland.com

and

Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Attention: Claire E. Stephens E-mail: claire.stephens@kirkland.com

18.
Fees and Expenses. The Company shall, and shall procure that the Company Parties shall, pay and reimburse all reasonable and documented fees and expenses when due incident to the performance of its obligations hereunder, including, but not limited to (i) the issuance and delivery of the Ascend Shares, (ii) all fees and disbursements of the Company’s counsel, (iii) all fees and disbursements of Ascend’s counsel, (iv) any opinions from the Company’s counsel required to effect the resale of the Ascend Shares by Ascend under applicable securities laws and (v) the fees and expenses incurred in connection with the listing or qualification of the Ascend Shares for trading on the Principal Market.
19.
Amendments and Waivers. This Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.
20.
Specific Performance; Ascend and BEP Consent. () It is understood and agreed by the parties that money damages would be an insufficient remedy for any breach of this Agreement by any party, and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach. BEP is entitled to enforce the rights granted to the Company to cause Ascend to pay the Ascend Purchase Price for the Ascend Subscription Shares in accordance with Section 2 of this Agreement. BEP hereby agrees that its right to specific performance as set forth in Section 20 of this Agreement shall be its sole and exclusive remedy with respect to any breach by any other party of this Agreement and that it may not seek or accept any other form of relief that may be available for any such breach of this Agreement (including monetary, punitive, indirect, special, consequential and/or any other damages or remedies).

(b) Each of Ascend and BEP hereby expressly consents to each of the Company, Ascend and the Other Subscribers entering into Other Subscription Agreements for the purposes of such Other Subscribers’ purchase of shares of Common Stock of the Company in connection with the Out-of-Court Restructuring and as contemplated in the Restructuring Support Agreement and the Restructuring Term Sheet (as defined in the Restructuring Support Agreement), subject to any requirements set forth therein or in this Agreement.

21.
Indemnification. The Company shall defend, protect, indemnify and hold harmless each of Ascend and its directors, officers, employees, consultants, agents, attorneys, or any other person affiliated with or representing Ascend and such person (each, an “Indemnified Person”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnified Person as a result of, or arising out of, or relating to any material misrepresentation or breach of any representation or warranty made by the Company in this Agreement, except for actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses directly caused by such Indemnified Person’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment.
22.
Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the parties under this Agreement are, in all respects, several and not joint.
23.
Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.
24.
Remedies Cumulative. Subject to Section 20, all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.
25.
Survival. Notwithstanding anything in this Agreement to the contrary, the provisions that are required to be performed following the Closing shall survive in accordance with their respective terms, and if no term is specified, then for sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).
26.
Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

5E ADVANCED MATERIALS, INC. By: /s/ Paul Weibel
Name: Paul Weibel Title: Chief Financial Officer

BEP SPECIAL SITUATIONS IV LLC By: /s/ Jonathan Siegler
Name: Jonathan Siegler Title: Managing Director and Chief Financial Officer

Ascend Global Investment Fund SPC FOR AND ON BEHALF OF STRATEGIC SP By: /s/ Mulyadi Tjandra
Name: Mulyadi Tjandra Title: Director

[Signature Page to Ascend Subscription Agreement]